Exhibit 10.2

THE SECURITIES EVIDENCED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

CONVERTIBLE PROMISSORY NOTE

$500,000	Date of Issuance: May 29, 2015

1.                        Principal and Interest. For value received, the undersigned, Peer to Peer Network, a Nevada corporation (the "Company"), hereby promises to pay to the order of Code2Action (the "Lender") the principal sum of $500,000 plus no interest on the principal amount hereof.

2.                        Maturity. Unless converted as provided in Section 3, principal shall be due and payable on the tenth anniversary from the date of issuance (the "Maturity Date").

3.                       Conversion. At any time with written notice to Company, the Lender in its sole discretion may convert all of the outstanding principal balance of this Note, into an amount of shares of common stock or newly issued convertible preferred stock of the Company equal to three times (3x) the fully diluted outstanding shares of common stock of the Company at the time of conversion ("Conversion Rate").  For clarity, this conversion rate means the holders of the note will own 75% of the pro forma fully-diluted shares of the Company post conversion of the note.

4.                        Mechanics of Conversion. As soon as practicable after conversion of this Note pursuant to Section 3 hereof, the Lender agrees to surrender this Note for conversion at the principal office of the Company at the time of such closing and agrees to execute all appropriate documentation necessary to effect such conversion, including, without limitation, the applicable stock purchase agreement. The Company, at its expense, will cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of shares or other equity securities to which Lender shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company). Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable date set forth in Section 3 above, regardless of whether the Note has been surrendered on such date, provided that the Company shall not be required to issue a certificate for shares to Lender who has not surrendered such Note. No fractional shares will be issued on conversion of this Note. If upon any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share.

5.                        Payment. All payments hereunder shall be made in lawful money of the United States of America directly to the Lender at the address of Lender set forth in Section 7(e), or at such other place or to such account as the Lender from time to time shall designate in a written notice to the Company. The Company may not prepay the outstanding amount hereof in whole or in part at any time.

6.                        Partial Cancellation of Note. If the Lender Code2action Inc. does not merge it's IP into the Company within the fiscal year end 12/31/2015, the principal amount of this Note shall reduce to $250,000 and the Conversion Rate shall reduce to 37.5% of the Company's fully-diluted shares outstanding post conversion.

7.                        Representations and Warranties of Lender. The Lender hereby represents and warrants to the Company and agrees that:

(a)                        Authorization. Lender has full power and authority to enter into this Note and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

(b)                        Purchase Entirely for Own Account. This Note (and any securities issued upon conversion of the Note herein, collectively, the "Securities") has been purchased by the Lender for such Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to any person with respect to the Securities.

(c)                        Disclosure of Information. Such Lender acknowledges that it has received all the information that it has requested in connection with the purchase of the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company, as well as to consult their own legal, tax and other advisors, regarding the information provided and the terms and conditions of the offering of the Securities.

(d)                        Investment Experience. Lender is an investor in securities of companies in the start-up or early development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Lender also represents it has not been organized for the purpose of acquiring the Securities.

(e)                        Restricted Securities. Such Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, such Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(f)                        Accredited Lender. Lender is an "accredited investor" as that term is defined under the Act.

(g)                        Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Lender further agrees not to make any disposition of all or any portion of the Securities unless and until each of the following have been satisfied:

(i)            There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (i) the Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) the Company shall have obtained an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

(ii)            If such transfer is not being made pursuant to Rule 144 or a registration statement under the Act, the transferee shall have agreed in writing, for the benefit of the Company, to be bound by this Section 6.

(iii)            Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Lender which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will, or in testate succession of any partner to the partner's spouse or to the siblings, lineal descendants, or ancestors of such partner or spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Lender hereunder.

(h)                        Foreign Investors. If Lender is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Lender's payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Lender's jurisdiction.

(i)                        Legends. It is understood that in addition to or in place of the legends currently on the Securities, the Securities may bear any legend required by the laws of the State of Nevada or other applicable state blue sky laws, and a legend referring to the restrictions on transfer described in this Section 7.

8.            Miscellaneous.

(a)                        Assignment. This Note, and the conversion rights described herein, shall not be assignable by the Lender without the prior written consent of the Company, which consent shall not be unreasonably withheld. Subject to the restrictions set forth in the foregoing sentence, the rights and obligations of the Company and the holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b)                        Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

(c)                        Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provision of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

(d)                        Jurisdiction; Law. The Company and each Lender hereby (i) submit to the exclusive jurisdiction of the courts of the State of Nevada, and the United States Federal courts of the United States sitting in the State of Nevada, for the purpose of any action or proceeding arising out of or relating to this Note and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocable waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. This Note shall be governed by the law of the State of Nevada, without regard to choice of law principals.

(e)                        Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or confirmed electronic mail, or three business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if the notice is addressed to the party to be notified at the party's mailing or email address or facsimile number as set forth below or as subsequently modified by written notice.

To the Company: Peer to Peer Network
Attention: Marc Lasky
2360 Corporate Circle, Suite 400. Henderson, NV. 89074
Email: marc@newpfn.com

To the Lender: Code2action, Inc.
Attention: Christopher Esposito
45 Central St, Suite 200, Peabody, MA. 01960
Email: chris@code2action.com

(g)            Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Entire Agreement. This Note is the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any prior arrangement or agreement, written or oral.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of May, 2015.

Peer to Peer Network

/s/ Marc Lasky
Name: Marc Lasky
Title: Chief Executive Officer

Accepted and Agreed by Lender:

es/Christopher Esposito/
Name: Christopher Esposito
Title: Chief Executive Officer